Exhibit 99.1

IMMEDIATE Dana Incorporated Reports 2025 Strong Second-quarter Financial Results; Raises 2025 Full-year Guidance Second Quarter Highlights Sales of $1.9 billion from continuing operations; $662 million from discontinued operations Income (loss) before taxes was $(24) million from continuing operations; $77 from discontinued operations Adjusted EBITDA of $145 million from continuing operations; $111 from discontinued operations Operating cash flow was $36 million*  Entered into definitive agreement to sell Off-Highway business Announced $1 billion capital return authorization; increased expecting 2025 capital return to be approximately $600 million Repurchased 14.6 million shares in Q2 Realized $59 million in cost savings in Q2; $110 million to date Increased total cost savings to $310 million through 2026 Increased full-year guidance for sales by $250 million, adjusted EBITDA by $35 million, and adjusted free cash flow by $50 million* *Cash flow includes cash from both continuing and discontinued operations to align with deal structure MAUMEE, Ohio, August 5, 2025 – Dana Incorporated (NYSE: DAN) today announced financial results for the second quarter of 2025 reflecting the Off-Highway business as a discontinued operation for all periods. “In June, we announced a definitive agreement to sell our Off-Highway business, a key step in our strategy to become a more focused supplier to the light- and commercial-vehicle markets,” said R. Bruce McDonald, chairman and chief executive officer. “This transaction significantly strengthens our balance sheet and enabled us to begin a $1 billion capital return program, including the repurchase of over $250 million in shares during the second quarter. We expect to return an additional $100 to $150 million to shareholders in the third quarter and approximately $600 million by the end of the year. Meanwhile, our expanded $310 million cost-savings initiative is progressing well, with nearly $60 million realized in the second quarter and $110 million to date—underpinning our commitment to deliver 10% adjusted EBITDA margin in 2026.” Sales for continuing operations in the second quarter of 2025 totaled $1.95 billion, compared with $2.05 billion in the same period of 2024. Loss before tax was $24 million compared with a loss of $53 million in the second quarter of 2024. Adjusted EBITDA for the second quarter of 2025 was $145 million or 7.5 percent of sales, compared with $110 million or 5.4 percent of sales for the same period in 2024. The company’s cost-savings program has mitigated the margin impact of lower volumes, tariffs, and cost inflation. Operating cash flow in the second quarter of 2025 was $36 million, compared with $215 million in the same period of 2024. Adjusted free cash flow was a use of $5 million, compared with $104 million in the second quarter of 2024. “Our accelerated cost-saving initiatives and efficiency improvements continue to mitigate the impact of tariffs and inflation,” said Timothy Kraus, Dana’s senior vice president and chief financial officer. “We are actively working with our customers to recover the majority of these costs within the year. Additionally, as previously noted, we are now reporting results and guidance only for continuing operations. Reflecting higher tariff recoveries, enhanced cost performance, and reduced working capital requirements, we are raising our full-year guidance for continuing operations.” 1

2025 Financial Targets Revised for Discontinued Operations
Results for the Off-Highway business will be reported as discontinued operations. The current guidance targets below are for continuing operations for the full year 2025. The prior guidance method is illustrative, showing what updated guidance would have been prior to discontinued operation accounting.

	Current Guidance Method	Midpoint of Prior Method
Sales	$7.25 to $7.55 billion	~$9.9 billion
Adjusted EBITDA	$540 to $610 million	~$990 million
Implied adjusted EBITDA margin	7.4% to 8.1%	~10.0%
Operating cash flow	$550 to $650 million	~$600 million
Adjusted free cash flow	$225 to $325 million	~$275 million

Dana to Host Conference Call at 9 a.m. Tuesday, August 5
Dana will discuss its first-quarter results in a conference call at 9 a.m. EDT on Tuesday, August 5. The conference call can be accessed by telephone from both domestic and international locations using the information provided below:

Conference ID: 9943139
Participant Toll-Free Dial-In Number: 1 (888) 440-5873
Participant Toll Dial-In Number: 1 (646) 960-0319

Audio streaming and slides will be available online via a link provided on the Dana investor website: www.dana.com/investors. Phone registration will be available beginning at 8:30 a.m. EDT.
A webcast replay can be accessed via Dana's investor website following the call.

Non-GAAP Financial Information
Adjusted EBITDA is a non-GAAP financial measure which we have defined as net income (loss) before interest, income taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefit costs and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for earnings (loss) before income taxes, net income (loss) or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Adjusted net income (loss) attributable to the parent company is a non-GAAP financial measure which we have defined as net income (loss) attributable to the parent company, excluding any discrete income tax items, restructuring charges, amortization expense and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to net income attributable to the parent company reported by other companies. Adjusted net income (loss) attributable to the parent company is neither intended to represent nor

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be an alternative measure to net income (loss) attributable to the parent company reported in accordance with GAAP. Diluted adjusted EPS is a non-GAAP financial measure which we have defined as adjusted net income (loss) attributable to the parent company divided by adjusted diluted shares. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income (loss) attributable to the parent company. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported in accordance with GAAP. Adjusted free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment plus proceeds from sale of property, plant and equipment. We believe adjusted free cash flow is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Adjusted free cash flow is not intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported in accordance with GAAP. Adjusted free cash flow may not be comparable to similarly titled measures reported by other companies. The accompanying financial information provides reconciliations of adjusted EBITDA, diluted adjusted EPS and adjusted free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP. We have not provided a reconciliation of our adjusted EBITDA and diluted adjusted EPS outlook to the most comparable GAAP measures of net income (loss) and diluted EPS. Providing net income (loss) and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items that are included in net income (loss) and diluted EPS, including restructuring actions, asset impairments and certain income tax adjustments. The accompanying reconciliations of these non-GAAP measures with the most comparable GAAP measures for the historical periods presented are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance. Forward-Looking Statements Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates, and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” and similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties, and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason. 3

About Dana Incorporated Dana is a leader in the design and manufacture of highly efficient propulsion and energy-management solutions that power vehicles and machines in all mobility markets across the globe. The company is shaping sustainable progress through its conventional and clean-energy solutions that support nearly every vehicle manufacturer with drive and motion systems; electrodynamic technologies, including software and controls; and thermal, sealing, and digital solutions. Based in Maumee, Ohio, USA, the company reported sales of $7.7 billion in 2024 with 28,000 people in 26 countries across six continents. With a history dating to 1904, Dana was named among the “World’s Most Ethical Companies” for 2025 by Ethisphere and as one of “America’s Most Responsible Companies 2025” by Newsweek. The company is driven by a high-performance culture that focuses on valuing others, inspiring innovation, growing responsibly, and winning together, earning it global recognition as a top employer. Learn more at dana.com. ### Contact: Craig Barber +1-419-887-5166 craig.barber@dana.com 4

DANA INCORPORATED

Segment Sales and Adjusted EBITDA (Unaudited)

For the Three Months Ended June 30, 2025 and 2024

(In millions)	Three Months Ended June 30,
	2025	2024
Sales
Light Vehicle	$1,335	$1,401
Commercial Vehicle	600	646

Total Sales	$1,935	$2,047

Adjusted EBITDA
Light Vehicle	$112	$90
Commercial Vehicle	47	39
Corporate expense and other items, net	(14)	(21)

Adjusted EBITDA	$145	$108

DANA INCORPORATED

Segment Sales and Adjusted EBITDA (Unaudited)

For the Six Months Ended June 30, 2025 and 2024

(In millions)	Six Months Ended June 30,
	2025	2024
Sales
Light Vehicle	$2,548	$2,763
Commercial Vehicle	1,168	1,299

Total Sales	$3,716	$4,062

Adjusted EBITDA
Light Vehicle	$180	$168
Commercial Vehicle	88	72
Corporate expense and other items, net	(32)	(45)

Adjusted EBITDA	$236	$195

DANA INCORPORATED

Reconciliation of Loss from Continuing Operations before Income Taxes to Adjusted EBITDA (Unaudited)

For the Three Months Ended June 30, 2025 and 2024

	Three Months Ended
(In millions)	June 30,
	2025	2024
Loss from continuing operations before income taxes	$(24)	$(53)
Interest income	(4)	(1)
Interest expense	44	40
Depreciation	88	91
Amortization	3	3
Non-service cost components of pension and OPEB costs	2	4
Restructuring charges, net	11	11
Stock compensation expense	10	8
Strategic transaction expenses	5	3
Loss on sale of property, plant and equipment	—	1
Loss on divestiture of ownership interests	7	—
Loss on disposal group previously held for sale	—	1
Other items	3	—

Adjusted EBITDA	$145	$108

DANA INCORPORATED

Reconciliation of Loss from Continuing Operations before Income Taxes to Adjusted EBITDA (Unaudited)

For the Six Months Ended June 30, 2025 and 2024

(In millions)	Six Months Ended June 30,
	2025	2024
Loss from continuing operations before income taxes	$(55)	$(129)
Interest income	(6)	(4)
Interest expense	83	78
Depreciation	170	171
Amortization	6	7
Non-service cost components of pension and OPEB costs	5	7
Restructuring charges, net	13	16
Stock compensation expense	23	13
Strategic transaction expenses	6	4
(Gain) loss on sale of property, plant and equipment	(1)	1
Supplier capacity charge adjustment	(19)	—
Loss on divestiture of ownership interests	7	—
Loss on disposal group previously held for sale	—	30
Other items	4	1

Adjusted EBITDA	$236	$195

DANA INCORPORATED

Reconciliation of Earnings from Discontinued Operations before Income Taxes to Adjusted EBITDA (Unaudited)

For the Three Months Ended June 30, 2025 and 2024

	Three Months Ended
(In millions)	June 30,
	2025	2024
Earnings from discontinued operations before income taxes	$77	$120
Interest income	(1)	(1)
Depreciation	12	16
Amortization	1	2
Non-service cost components of pension and OPEB costs	1	—
Strategic transaction expenses	21	—
Other items	—	(1)

Adjusted EBITDA	$111	$136

DANA INCORPORATED

Reconciliation of Earnings from Discontinued Operations before Income Taxes to Adjusted EBITDA (Unaudited)

For the Six Months Ended June 30, 2025 and 2024

	Six Months Ended
(In millions)	June 30,
	2025	2024
Earnings from discontinued operations before income taxes	$144	$231
Interest income	(2)	$(2)
Depreciation	26	36
Amortization	3	4
Non-service cost components of pension and OPEB costs	1	—
Restructuring charges, net	2	—
Stock compensation expense	1	1
Strategic transaction expenses	34	—
Loss on sale of property, plant and equipment	—	5
Other items	(1)	(3)

Adjusted EBITDA	$208	$272

Value Others | Inspire Innovation | Grow Responsibly | Win Together August 5, 2025 2025 Second-Quarter Earnings Conference Call

Certain statements and projections contained in this presentation are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this presentation speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason. Safe Harbor Statement

Craig Barber Senior Director, Investor Relations and Corporate Communications Introduction R. Bruce McDonald Chairman and Chief Executive Officer Business Review Timothy Kraus Senior Vice President and Chief Financial Officer Financial Review Agenda

Second-Quarter Highlights Announced definitive agreement to sell off-highway business $2.7 billon purchase price; $2.4 billion net cash proceeds Expected to close late in the fourth quarter of 2025 Announced $1 billion capital return authorization and $2 billion debt reduction plan Increasing 2025 capital return to $600 million Repurchased 14.6 million shares in Q2, or 10% of shares outstanding; returning $257 million to shareholders Anticipating $100 million to $150 million share repurchase in Q3 Realized $59 million cost savings in Q2, $110 million to date Cost reduction initiatives on track, increasing program goal to $310 million Tariff landscape continues to evolve Expecting to recover majority of cost this year Mitigation actions ongoing Balance of the year outlook Light-truck demand remains stable, NA commercial-vehicle demand softening, partially offset by improvements in SA and EU 2025 profit guidance increased by $35 million, FCF by $50 million for continuing operations Strong Q2 Results, Full-Year Guidance increased

New Dana: Focused Markets and Technologies

~$7.7B 2024 sales[1]	**65** major manufacturing facilities	**26** countries with Dana presence	**6** continents	**~28,000** employees globally	**5,000+** customers in 120 countries

SEGMENTS

LIGHT VEHICLE

70%



COMMERCIAL VEHICLE

30%



TECHNOLOGIES

DRIVE

Axles, e-Axles, propshafts / driveshafts, conventional, hybrid and BEV transmissions

THERMAL

Battery, motor, and electronics cooling; transmission and engine oil cooling; charge air cooling; active warm-up; thermal-acoustical protective shielding

ELECTRODYNAMIC

Motors, inverters, controllers, software, and bi-polar fuel-cell plates

SEALING

Battery and inverter housing gaskets; cam covers, oil pan modules, engine and transmission gaskets and seals, transmission separator plates

PRODUCTS

OEM & Aftermarket



As of Dec. 31, 2024, adjusted to give effect to the transaction. Consolidated sales only.

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2025 Full-Year Financial Guide 2025 Revised Guidance Midpoints Sales, Adj EBITDA, and Adj FCF Guidance Raised See appendix for comments regarding the presentation of non-GAAP measures   Continuing Ops Discontinued Ops Total Dana Prior Sales Guidance ~$7,150 ~$2,625 ~$9,775 YTD Guidance Update $250 $(125) $125 New Sales Guidance ~$7,400 ~$2,500 ~$9,900 Prior Adj EBITDA Guidance ~$600 ~$375 ~$975 Guidance Update $35 $(20) $15 Temporary Stranded Costs $(60) $60 $0 New Adj EBITDA Guidance ~$575 ~$415 ~$990 Prior Adj FCF Guidance ~$225 ~$225 Earnings/Restructuring/Tax $(5) $(5) Working Capital $50 $50 Capital Spending, Net $5 $5 New Adj FCF Guidance ~$275 ~$275 ($ in millions)

Financial Review

See appendix for comments regarding the presentation of non-GAAP measures Reduced sales YoY largely driven by continued lower demand in all end markets Efficiency improvements and cost savings actions offsetting some margin impact of lower sales and tariff costs ($ in millions, except EPS) Q2 ‘25 Q2 ‘24 Change Q2 ‘25 Q2 ‘24 Change Sales $1,935 $2,047 $(112) $662 $726 $(64) Adjusted EBITDA 145 110 35 111 136 25 Margin 7.5% 5.4% 210 bps 16.8% 18.7% (190) bps Earnings Before Income Tax (24) (53) 30 77 120 (43) Changes from Prior Year 2025 Q2 Financial Results Cost Savings Actions Mitigating Impact of Lower Sales Continuing Ops Discontinued Ops Continuing Operations: Will be reported for all periods in Dana financial reports going forward Sales have been restated to include intercompany sales to Off-Highway as 3rd party Adjusted EBITDA includes all stranded and unallocated costs Cash flow includes cash from both cont and disc ops to align with deal structure

Results are presented excluding the Off-Highway business which is now considered discontinued operations Reduced sales YoY largely driven by continued lower demand in all end markets Operating efficiency efforts mitigated the margin impact from volume declines Further accelerated cost savings actions more than offset the remaining margin gap from end-market demand, and were ahead of Plan Modest tariff impacts in Q2, with meaningful quarterly profit impact due to time lag in recoveries Lower commodity prices vs. prior year drove a moderate margin tailwind Sales Adjusted EBITDA 8.9% Margin 7.5% Margin 2025 Q2 Sales and Profit Changes Cost Efficiencies and Accelerated Cost Actions More than Offset Volume and Tariff Impacts See appendix for comments regarding the presentation of non-GAAP measures 5.3% Margin

2025 Q2 Free Cash Flow Free cash flow includes cash generated from both continuing and discontinued operations, to align with deal structure One-time costs increased due to restructuring and strategic transactions Higher taxes driven by JV disposals, timing of payments, and jurisdictional mix Working capital use due to timing after Q1 overperformance Capital spending lower due to timing of investments 1 Includes costs associated with business acquisitions and divestitures and restructuring. 2 Changes in working capital relating to interest, taxes, restructuring, and transaction costs are included in those respective categories. See appendix for comments regarding the presentation of non-GAAP measures. Changes from Prior Year ($ in millions) 2025 2024 Change Adjusted EBITDA Cont Ops $ 145 $ 108 $37 Adjusted EBITDA Disc Ops $ 111 $ 136 $(25) One-Time Costs1 (15) (7) (8) Interest, Net (28) (26) (2) Taxes (62) (40) (22) Working Capital / Other² (115) 44 (159) Capital Spending, Net (41) (111) 70 Adjusted Free Cash Flow $ (5) $104 $(109) Headwinds from Timing of Working Capital and Taxes, and Higher One-Time Costs

2025 Full-Year Financial Guide

- Current sales and adjusted EBITDA guidance excludes the discontinued Off-Highway operations for the full year
- Tariff assumption includes recovery of majority of gross impact within the calendar year

2025 Revised Guidance Ranges

	Continuing Operations Guidance		Midpoint of Prior Guidance Method[1]	
Sales	~$7.4B ±$150M	↑ $250M	~$9.9B (previous ~$9.8B)	↑ $125M
Adjusted EBITDA	~$575M ±$35M	↑ $35M	~$990M (previous ~$975M)	↑ $15M
Implied adjusted EBITDA margin	~7.4% to ~8.1%		~10%	
Adjusted free cash flow	~$275M ±$50M	↑ $50M	~$275M (previous $225M)	↑ $50M

[1]Illustrative showing the discontinued operations as included

See appendix for comments regarding the presentation of non-GAAP measures

Guidance for Continuing Operations Increased Net of Temporary Stranded Costs

© 2025 Dana

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~$7,400M ~$575M Results are presented excluding the Off-Highway business which is now considered discontinued operations Profit impact of volume declines more than offset by pricing and operating efficiency efforts Anticipated tariffs driving negative profit and margin impacts due to lags in recoveries Still expecting modest currency headwinds due to weaker euro compared to U.S. dollar Sales Adjusted EBITDA 8.6% Margin ~7.8% Margin 2025 Full-Year Sales and Profit Changes Performance Driven by Strong Execution and Cost Savings, Partially Offsetting Lower Volume See appendix for comments regarding the presentation of non-GAAP measures 5.0% Margin

2025 Full-Year Free Cash Flow

- Higher profit, improved working capital efficiency, and lower capital investment requirements driving improvement over last year
- Increase in net interest payments due to higher rates
- Higher taxes driven by JV disposals, timing of payments, and jurisdictional mix

Changes from Prior Year

($ in millions)

	2025	2024	Change
Adjusted EBITDA Cont Ops	$ ~575	$ 387	$ ~190
Adjusted EBITDA Disc Ops	$ ~415	$ 498	$ ~(85)
One-Time Costs[1]	(70)	(46)	(25)
Interest, Net	(160)	(149)	(10)
Taxes	(190)	(172)	(20)
Working Capital / Other[2]	30	(68)	100
Capital Spending, Net	(325)	(369)	45
Adjusted Free Cash Flow	$ ~275	$ 81	$ ~195

[1] Includes costs associated with business acquisitions and divestitures and restructuring. [2] Changes in working capital relating to interest, taxes, restructuring, and transaction costs are included in those respective categories. See appendix for comments regarding the presentation of non-GAAP measures.

© 2025 Dana

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Higher Adj. Free Cash Flow Driven by Increased Profit and Lower Capex

Balance Sheet and Capital Allocation

Liquidity & Debt Capital

Cash Balance[1]	$486M
Revolver Capacity[2]	$865B
Liquidity[2]	~$1.35B

[1]Available cash and cash equivalents as of 6/30/25
[2] Includes $250M repayment on 7/31/2025

Year-End Debt and Equity Outlook

Net Leverage	~0.7x
Shares Outstanding[3]	~110M

[3]Estimated shares outstanding on Dec. 31, 2025 based on representative share price of $16.00

Capital Allocation Priorities

Organic Growth

- Allocate capital internally to highest-return opportunities
- Drive profitable organic growth

Debt Repayment

- Achieve ~1x net leverage target over the business cycle
- Reduce interest expense, enhance operating flexibility

Return of Capital

- Return cash to shareholders via dividends and opportunistic share repurchases
- Authorization of up to $1B in capital return through 2027 in addition to existing dividend
  - $600M in 2025
  - YE share count expected to be reduced by ~25% YoY[3]

© 2025 Dana

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Strong Balance Sheet and Exceptional Capital Return

New Dana: Outlook 2026 and Beyond $310M cost savings plan on track for 2026 Anticipate that in 2026, New Dana will have: Adjusted EBITDA margins of 10%-10.5% Cost savings plan: +100 bps Accretive new business: +60 bps Eliminated stranded costs: +50 bps Additional operational performance: +40 bps Significantly lower cash taxes and interest of ~$200M Adjusted free cash flow of ~4% of sales $1B capital return to shareholders authorized through 2027 In addition to existing dividend Growth trajectory maintained Robust three-year new sales backlog Continue to invest to win new business On Trajectory for Profitable Growth

Appendix

See appendix for comments regarding the presentation of non-GAAP measures Sales Adjusted EBITDA 6.4% 2025 Q2 Sales and Profit Change by Segment Light Vehicle Systems Sales Adjusted EBITDA 3.2% Commercial Vehicle Systems 5.9% 6.0% 8.4% 7.8%

Segment Profiles CUSTOMER SALES REGIONAL SALES Light Vehicle Systems Commercial Vehicle Systems Year to Date 6/30/2025 Year to Date 6/30/2025 * Includes sales to systems integrations for driveline products that support Stellantis vehicles

Segment Data

Segment Data Continued

Segment Data Continued

Adjusted EBITDA is a non-GAAP financial measure which we have defined as net income (loss) before interest, income taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefit costs and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for earnings (loss) before income taxes, net income (loss) or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted net income (loss) attributable to the parent company is a non-GAAP financial measure which we have defined as net income (loss) attributable to the parent company, excluding any discrete income tax items, restructuring charges, amortization expense and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to net income (loss) attributable to the parent company reported by other companies. Adjusted net income (loss) attributable to the parent company is neither intended to represent nor be an alternative measure to net income (loss) attributable to the parent company reported in accordance with GAAP. Diluted adjusted EPS is a non-GAAP financial measure which we have defined as adjusted net income (loss) attributable to the parent company divided by adjusted diluted shares. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income (loss) attributable to the parent company. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported in accordance with GAAP. Adjusted free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment plus proceeds from sale of property, plant and equipment. We believe adjusted free cash flow is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Adjusted free cash flow is not intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported in accordance with GAAP. Adjusted free cash flow may not be comparable to similarly titled measures reported by other companies. The accompanying financial information provides reconciliations of adjusted EBITDA, diluted adjusted EPS and adjusted free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP. We have not provided a reconciliation of our adjusted EBITDA and diluted adjusted EPS outlook to the most comparable GAAP measures of net income (loss) and diluted EPS. Providing net income (loss) and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items that are included in net income (loss) and diluted EPS, including restructuring actions, asset impairments and certain income tax adjustments. The accompanying reconciliations of these non-GAAP measures with the most comparable GAAP measures for the historical periods presented are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance. Non-GAAP Financial Information